Exhibit 99.1

Contact: Matthew P. Deines President & CEO (360) 457-0461

Johanna Bartee Appointed to Boards of First Fed and First Northwest Bancorp

PORT ANGELES, Wash., February 26, 2024 (GLOBE NEWSWIRE) -- First Northwest Bancorp (NASDAQ: FNWB) and its subsidiary First Fed Bank are pleased to announce the appointment of Johanna Bartee to the Board of Directors for both companies.

Ms. Bartee brings extensive experience in banking, finance, and economic development, along with a strong commitment to community-driven initiatives across the North Olympic Peninsula.

“We are thrilled to welcome Johanna to our Board of Directors,” said Matt Deines, President and CEO of First Fed Bank and FNWB. “Her expertise in finance and community development will be invaluable as we continue to serve our customers and communities.”

Ms. Bartee is the Executive Director of JST Capital, a Native Community Development Financial Institution (CDFI) in Sequim, WA, dedicated to supporting underserved communities. Before founding JST Capital in 2018, she built a successful career in finance, working in institutional banking, investment banking, and business development roles at leading financial firms in New York and Southern California. Prior to completing an MBA at Columbia Business School, she managed large-scale communications and IT security projects as an Account Manager for a Department of Defense contractor in Honolulu, Hawaii.

Beyond her professional achievements, Ms. Bartee is actively involved in community development. She serves as a Board Director for the Clallam County Opportunity Fund and is a member of the Port Angeles Waterfront District Board, advocating for economic growth and revitalization initiatives.

Ms. Bartee’s appointment reflects First Fed’s commitment to strengthening its leadership with professionals dedicated to fostering economic and social impact.

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business of its subsidiary, First Fed Bank. First Fed is a Pacific Northwest-based financial institution which has served its customers and communities since 1923. Currently First Fed has 18  locations in Washington state including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small businesses, non-profit organizations and commercial customers. In 2022, First Northwest made an investment in The Meriwether Group, LLC, a boutique investment banking and accelerator firm. Additionally, First Northwest focuses on strategic partnerships to provide modern financial services such as digital payments and marketplace lending. First Northwest Bancorp was incorporated in 2012 and completed its initial public offering in 2015 under the ticker symbol FNWB. First Fed is headquartered in Port Angeles, Washington.

First Fed Bank was recognized by Puget Sound Business Journal as a Best Workplace in 2023 and top Corporate Philanthropist in 2023 and 2024. By popular vote, First Fed received 2024 awards for Best Bank and Best Lender in Best of the Peninsula for Clallam County.

Forward Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission ("SEC")-which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Note: Transmitted on Globe Newswire on February 26, 2025 at 8:00 a.m. PDT.